UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

PAPA JOHN’S INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2334 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

            On December 5, 2007, our Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, adopted amendments to the Company’s Amended and Restated Bylaws that provide for (i) a majority voting standard for uncontested director elections and (ii) a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election.

            Our Board adopted amendments to Article II Section 9 of the Bylaws to change the vote standard for the election of directors in an uncontested election from a plurality to a majority of the votes cast. Under the adopted majority voting standard, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

    In addition, our Board adopted amendments to Article III, Section 1 to provide that if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.

In addition, our Board approved certain other non-material changes to our Bylaws that are primarily clerical in nature and designed to update and conform our Bylaws with the current Delaware General Corporation Law, including, among other things, allowing (i) the use of electronic transmission for items that previously required a written instrument, such as notices, consents, written ballots, resignations and other communications and (ii) stockholder meetings to be held solely by means of remote communication.

The foregoing is a summary of the amendments to the Bylaws and is qualified in its entirety by the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing 2008 growth plans, along with earnings guidance, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8—Other Events

Item 8.01 Other Events

On December 6, 2007, our Board of Directors approved a $50 million increase in the amount of our common stock that may be repurchased from time to time. The authorization includes both market purchases as well as private transactions and is effective beginning January 1, 2008 through December 28, 2008. We intend to fund the increase in the share repurchase program from operating cash flows.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are herewith furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Papa John’s International, Inc.
99.1	Papa John’s International, Inc. Press Release dated December 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: December 10, 2007	/s/ J. David Flanery
J. David Flanery
Senior Vice President and Chief Financial Officer